EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 20, 2012, with respect to the financial statements of Advisors Disciplined Trust 543, comprising Tax Exempt Securities Trust, National Trust 464 contained in Post-Effective Amendment
No. 2 to the Registration Statement on Form S-6 (File No. 333-166411) and relate Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
September 20, 2012